EXHIBIT 32.1


           CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
             RULE 13a-14(b) OR 15d-14(b) AND 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Petrogen Corp. (the "Company") on Form 10-QSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sacha S. Spindler, Chief Executive Officer of the Company, and
Brian Fiddler, Chief Financial Officer of the Company, each certifies for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: May 14, 2005                By:  /s/  SACHA S. SPINDLER
                                   ----------------------------------
                                   Sacha S. Spindler, Chief  Executive Officer


Dated: May 14, 2005                By: /s/  BRIAN FIDDLER
                                   -----------------------------------
                                   Brian Fiddler, Chief Financial Officer